EXHIBIT 32.1

CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO 18 U.S.C. SECTION 1350

Each of the undersigned officers of Tech/Ops Sevcon, Inc. (the “Company”) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of the Company for the quarter ended April 3, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2010	/s/ Matthew Boyle
Matthew Boyle
President and Chief Executive Officer

Dated: May 11, 2010	/s/ Paul N. Farquhar
Paul N. Farquhar
Chief Financial Officer